                                                                    Exhibit 19.1





       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                                 AS OF 11/30/98

                                                        PERCENT OF              AGGREGATE         PERCENT OF
                                                         NUMBER OF             RECEIVABLE          AGGREGATE
AGGREGATE RECEIVABLES BALANCE       NUMBER OF ACCTS          ACCTS                BALANCE         RECEIVABLE
                                                                                                     BALANCE


1.      5,000 or less                        30,576         70.20%        $ 49,733,845.78              8.93%

2.      5,000 -    10,000                     5,337         12.25%          37,683,222.98              6.77%

3.     10,000 -    25,000                     4,399         10.10%          68,111,482.95             12.24%

4.     25,000 -    50,000                     1,631          3.74%          56,779,552.47             10.20%

5.     50,000 -    75,000                       527          1.21%          32,101,294.81              5.77%

6.     75,000 -   100,000                       283          0.65%          24,088,668.84              4.33%

7.    100,000 -   250,000                       523          1.20%          79,663,745.28             14.31%

8.    250,000 -   500,000                       160          0.37%          56,134,890.77             10.08%

9.    500,000 - 1,000,000                        85          0.20%          59,204,289.39             10.64%

10. 1,000,000 - 5,000,000                        31          0.07%          59,684,724.33             10.72%

11.      Over   5,000,000                         6          0.01%          33,442,217.77              6.01%


Total:                                       43,558                       $556,627,935.37

         AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM -
                              IDENTIFIED PORTFOLIO
                                 AS OF 11/30/98


                                                              PERCENT             AGGREGATE         PERCENT OF
                                                         OF NUMBER OF           RECEIVABLES          AGGREGATE
REMAINING INSTALLMENT TERM       NUMBER OF ACCTS                ACCTS               BALANCE        RECEIVABLES
                                                                                                       BALANCE

03 Months or Less                         18,461               42.38%       $ 85,176,098.79             15.30%

04 to 06 Months                           14,987               34.41%        173,727,047.24             31.21%

07 to 09 Months                            9,642               22.14%        187,089,990.19             33.61%

10 to 12 Months                              256                0.59%         38,758,109.73              6.96%

13 to 18 Months                               92                0.21%         20,193,843.69              3.63%

More than 18 Months                          120                0.28%         51,682,846.33              9.28%

Total:                                    43,558                            $556,627,935.97

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                                 AS OF 11/30/98

                                                    AGGREGATE                PERCENTAGE OF
                                                  RECEIVABLES                    AGGREGATE
STATES                                                BALANCE                  RECEIVABLES
                                                                                   BALANCE

CALIFORNIA                                    $127,962,210.37                       22.99%
TEXAS                                           91,046,765.60                       16.36%
NEW YORK                                        49,579,187.42                        8.91%
FLORIDA                                         34,220,883.73                        6.15%
PENNSYLVANIA                                    25,265,225.46                        4.54%
NEW JERSEY                                      22,339,631.67                        4.01%
MASSACHUSETTS                                   17,991,812.08                        3.23%
MICHIGAN                                        15,510,092.00                        2.79%
ILLINOIS                                        14,640,374.46                        2.63%
WASHINGTON                                      13,808,394.44                        2.48%
OHIO                                            12,202,959.66                        2.19%
GEORGIA                                         11,052,270.26                        1.99%
LOUISIANA                                       10,295,819.30                        1.85%
CONNECTICUT                                      9,369,020.18                        1.68%
OREGON                                           8,351,672.32                        1.50%
COLORADO                                         8,107,591.68                        1.46%
ALASKA                                           6,689,788.86                        1.20%
MISSOURI                                         5,212,901.49                        0.94%
OKLAHOMA                                         5,177,326.80                        0.93%
NORTH CAROLINA                                   5,176,854.66                        0.93%
MISSISSIPPI                                      5,074,073.71                        0.91%
MARYLAND                                         4,508,591.81                        0.81%
VIRGINIA                                         4,276,655.72                        0.77%
INDIANA                                          4,165,913.85                        0.75%
WEST VIRGINIA                                    4,128,428.41                        0.74%
TENNESSEE                                        4,035,331.86                        0.72%
ALABAMA                                          3,845,791.80                        0.69%
SOUTH CAROLINA                                   3,713,582.77                        0.67%
WISCONSIN                                        3,500,593.46                        0.63%
ARKANSAS                                         3,395,992.27                        0.61%
KENTUCKY                                         3,307,975.60                        0.59%
MINNESOTA                                        2,921,466.65                        0.52%
ARIZONA                                          2,729,813.65                        0.49%
HAWAII                                           2,687,322.25                        0.48%
NEVADA                                           2,326,252.93                        0.42%
IDAHO                                            1,729,883.68                        0.31%
NEW HAMPSHIRE                                    1,395,156.78                        0.25%
MAINE                                            1,209,137.12                        0.22%
UTAH                                               964,494.08                        0.17%
IOWA                                               758,557.29                        0.14%
MONTANA                                            566,785.30                        0.10%
RHODE ISLAND                                       500,220.72                        0.09%
NEBRASKA                                           414,312.72                        0.07%
SOUTH DAKOTA                                       245,421.21                        0.04%
WYOMING                                            221,458.24                        0.04%
NEW MEXICO                                           2,566.73                        0.00%
DISTRICT OF COLUMBIA                                 1,372.32                        0.00%


Total:                                        $556,627,935.37

                            LOAN LOSS EXPERIENCE (1)
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)



                                                                      ELEVEN MONTHS                     TWELVE MONTHS
                                                                    ENDED NOVEMBER 30,                ENDED DECEMBER 31,
                                                                          1998                              1997
                                                                          ----                              ----

Average Outstanding Principal Balance                                        $536,568                           $562,229
Gross Charge Offs                                                               2,618                              1,002
Recoveries                                                                        771                                102
Net Charge Offs                                                                 1,847                                900
Net Charge Offs as a Percentage of Average
     Aggregate Outstanding Principal Balance                                     0.38% (2)                          0.16%


    (1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.
    (2) Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO



                                                                                AT NOVEMBER 30,  AT DECEMBER 31,
                                                                                     1998             1997
                                                                                     ----             ----
Number of days a loan remains overdue after cancellation of
    the related insurance policy
              31-89 days                                                             0.82%            1.17%
              90-270 days                                                            1.02%            0.93%
              Over 270 days (1)                                                      0.00%            0.00%
                                                                                     -----            -----
                  Total                                                              1.84%            2.10%
                                                                                     =====            =====

              (1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                            ELEVEN MONTHS ENDED           TWELVE MONTHS ENDED
                                                              NOVEMBER 30, 1998             DECEMBER 31, 1997
                                                              -----------------             -----------------
Average Outstanding Principal Balance Receivables                      $536,568                      $562,229
Interest & Fee Income                                                    55,934                        63,462

Average Revenue Yield                                                     11.37% (1)                    11.29%

(1)  Calculated on an annualized basis.